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                                   Exhibit 3.2

                                     BY-LAWS
                                       OF
                             HARRIS INTERACTIVE INC.

ARTICLE I - OFFICES

         Section 1. Registered Office. The registered office of Harris Interactive Inc. (the "Corporation") shall be fixed in the Certificate of Incorporation of the Corporation.

         Section 2. Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

ARTICLE II - MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meeting. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

         Section 2. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors, at which meetings the stockholders shall elect, in accordance with Article III of these By-laws, by a plurality vote, those directors belonging to the class or classes of directors to be elected at such meeting, and transact such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. Unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), special meetings of stockholders may be called only by the Chief Executive Officer, Chairman or a Co-Chairman of the Board, or by request of the majority of the Board of Directors or request of one or more stockholders holding a majority of the outstanding stock of the Corporation entitle to vote on the issues proposed to be considered at the special meeting. No other person or persons are permitted to call a special meeting.

         If a special meeting is called by any person or persons other than the Board of Directors, then the request shall be in writing, and shall include the information required in Section 9 of this Article II, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary of the Corporation. The Secretary shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 4 of this Article II and Section 1 of Article VI of these By-laws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than sixty (60) nor more than ninety (90) days after the receipt of the request. If the notice is not given within twenty



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(20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this
Section 3, Article II, shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

         Section 4. Notice of Meetings. Except as otherwise provided by law, all notices of meetings of stockholders, whether annual or special, shall be sent or otherwise given in accordance with Article VI of these By-laws, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of the meeting. Each such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted at special meeting) or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the annual meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election.

         Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which it is adjourned, until a quorum shall be presented or represented. At such adjourned meeting at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

         Section 6. Voting. Unless otherwise provided by law or by the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of voting capital stock of the Corporation, in each case, registered in such stockholder's name on the books of the Corporation (1) on the date fixed pursuant to Section 2 of Article V of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or (2) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day on which the meeting is held. At each meeting of the stockholders, a plurality of votes cast shall be sufficient to elect directors, all other corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation or these By-laws) shall be authorized by the


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affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon, and where a separate vote by class is required, the affirmative vote of a majority of the outstanding shares of such class, present in person or represented by proxy, shall be the act of such class. Unless required by law or determined by the Chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

         Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

         Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 9. Notice of Business. No business may be transacted at a meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Corporation entitled to vote on the business proposed to be considered at the meeting (i) who is a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting, (ii) who is otherwise permitted by law to bring such proposal and (iii) who complies with the notice procedures set forth in this Section 9.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 calendar days nor more than 120 calendar days before the date of the Corporation's proxy statement and notice released to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that in the event that no


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annual meeting was held in the previous year, or the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business proposed to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

         No business shall be conducted at a meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 9 of this Article II; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 9 of this Article II shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted or discussed.

ARTICLE III - DIRECTORS

         Section 1. Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of a number of directors, divided into such classes and subject to such other provisions as are set forth in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, the exact number of directors shall be fixed from time to time by the Board of Directors.

         Section 2. Classified Board. The Board of Directors shall be divided into three classes in respect of term of office, each class to contain as near as may be one-third of the whole number of the total number of directors, with the terms of office of one class expiring each year. At each annual meeting of stockholders, one class of directors shall be elected to serve until the annual meeting of stockholders held three years next following and until their successors shall be elected and shall qualify.


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         Section 3.  Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors or Nominating Committee thereof or
(b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 of this
Article III and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3 of this Article III.

         In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting not less than 90 calendar days nor more than 120 calendar days before the date of the Corporation's proxy statement and notice released to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year, or the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made.

         To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder

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that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         Subject to Section 5 of this Article III, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3 of this Article III. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         Section 4. Removal of Directors. Unless otherwise restricted by law, by the Certificate of Incorporation or by these By-laws, any director or the entire Board of Directors may be removed for cause by the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 5. Vacancies and Newly Created Directorships. Any newly created directorship resulting from an increase in the number of directors or any other vacancy occurring in the Board of Directors may be filled by a majority vote of the remaining directors, except as may be otherwise provided in the Certificate of Incorporation. Any director of any class elected to fill a vacancy shall hold office until the next meeting of stockholders at which the class, for which such director whose vacancy was so filled, would have been chosen and until his or her successor has been elected and shall qualify.

         Section 6. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

         Section 7. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman or any Co-Chairman, if there be one, the Chief Executive Officer, the President or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone, electronic facsimile or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, provided that notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.


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         Section 8.  Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board of Directors, one-half of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 10. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

         Section 11. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be compensated for services performed as members of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


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         Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorized the contract or transaction, or solely because the vote or votes of such person or persons are counted for such purpose if (i) the material facts as to the relationship or interest of such person or persons and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the relationship or interest of such person or persons and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 14. Meaning of "entire Board of Directors". As used in this
Article III and in these By-laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

         Section 15. Chairman and Co-Chairman of the Board of Directors. The Board of Directors may appoint one of its members as Chairman and one or more of its members as Co-Chairmen of the Board of Directors. The Chairman or a Co-Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as provided in these By-laws or as otherwise may normally be incident to such office.

         Section 16. Vice Chairman. The Board of Directors may also appoint one or more of its members as Vice Chairman of the Board of Directors, who shall preside at all meetings of the stockholders and of the Board of Directors in the absence of the Chairman or Co-Chairman, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as provided in these By-laws or as otherwise may normally be incident to such office (including, without limitation, the power and authority to exercise the authority of the Chairman or the Co-Chairmen in the absence or disability of such person or persons).

ARTICLE IV -- OFFICERS

         Section 1. General. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The officers of the Corporation may

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also include, at the discretion of the Board of Directors, a Chief Financial
Officer and one or more Vice Presidents (including, without limitation, Assistant, Executive and Senior), Vice Chairmen, Assistant Secretaries, Assistant Treasurers and other officers. The officers of the Corporation shall be chosen by the Board of Directors, except that the Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

         Section 2. Election. Each Officer shall hold office for the term for which elected or appointed by the Board of Directors and shall exercise such powers and perform such duties as are provided in these By-laws or as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the Board of Directors, except that an officer chosen by the Board of Directors may be removed only by the Board of Directors. A vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these By-laws for regular appointments to such office. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors or in accordance with procedures and approval authorities established by the Board of Directors.

         Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any Corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 4. Chief Executive Officer. The chief executive officer shall be the Chief Executive Officer of the Corporation and shall have the powers and perform the duties incident to that position. Subject to the Board of Directors, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy-making officer. The Chief Executive Officer shall see to it that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-


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laws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors or any Co-Chairman or Vice Chairman, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to the Chief Executive Officer by these By-laws or by the Board of Directors.

         Section 5. President. The President shall perform such duties and exercise such powers as are incident to that position, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors.

         Section 6. Vice Presidents. At the request of the Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of the inability or refusal to act of the Chief Executive Officer (and if there be no Chairman or Co-Chairman or any Vice Chairman of the Board of Directors), the Vice President or the Vice Presidents, if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman or Co-Chairman or any Vice Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

         Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.


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         Section 8.  Chief Financial Officer. The Chief Financial Officer shall be the principal officer of the Corporation having responsibility for financial matters and shall perform such duties as may be assigned to him by the Board of Directors or the Chairman or any Co-Chairman.

         Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all the Treasurer's transactions as Treasurer and of the financial condition of the Corporation.

         Section 10. Assistant Secretaries. Except as may be otherwise provided in these By-laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the disability of the Secretary or refusal of the Secretary to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the disability of the Treasurer or refusal of the Treasurer to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of such Assistant Treasurer belonging to the Corporation.

         Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.


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

ARTICLE V -- STOCK

         Section 1. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by the person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

         Section 2. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 3. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

         Section 4. Stock Certificates, Transfer and Partly Paid Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Co-Chairman, if there is one, of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any; a conspicuous notice of restrictions upon transfer or registration of transfer, if any; a statement as to any applicable voting trust agreement; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

        Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duty endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         Section 5. Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in
Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 6. Lost Certificates. Except as provided in this Section 6 no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

         Section 7. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

ARTICLE VI -- NOTICES

         Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, such notice may be given personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, addressed to such director, member of a committee or stockholder, at the address of such person as it appears on the records of the Corporation. Written notice may also be given personally or by electronic means, facsimile, telegram, overnight courier or by any other means permitted by law.

         Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, no such notice shall be required to be given to any director, member of a committee or stockholder, who shall attend such meeting in person or by proxy without protesting prior to the conclusion of the meeting the lack of proper notice, or who shall in writing waive notice thereof.

ARTICLE VII -- GENERAL PROVISIONS

         Section 1. Dividends. The Board of Directors of the Corporation, subject to any restrictions contained in (a) the General Corporation Law of Delaware or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 3. Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

         Section 4. Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these By-laws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 5. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, as used in these bylaws, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both an entity and a natural person.

ARTICLE VIII -- INDEMNIFICATION

         Section 1. Indemnification of Directors and Officers. The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation. For purposes of this Article VIII, Section 1, a "director" or "officer" of the Corporation shall mean any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

         The Corporation shall indemnify its directors or officers in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the Corporation.

         The Corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the Corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this
Article VIII, Section 1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Article VIII, Section 1 or otherwise.

         The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

         Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         Section 2. Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 2, an "employee" or "agent" of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the Corporation,
(ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

ARTICLE IX -- AMENDMENTS

         Except as otherwise provided in the Certificate of Incorporation, these By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted (i) upon a vote of a majority of the entire Board of Directors or
(ii) by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of all classes and series of stock the holders of which are entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, the provisions of Article II, Section 3 and Section 9; Article III, Sections I through 3; and Article IX of these By-laws shall only be altered, amended, rescinded or repealed by (A) vote of a majority of the entire Board of Directors of the Corporation or (B) the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the shares of each class of the capital stock of the Corporation entitled to vote.